Exhibit 99.1

Nightfood Holdings Updates Board Composition and Appoints New CFO

LOS ANGELES, August 14, 2026 — Nightfood Holdings, Inc. (OTCQB: NGTF), doing business as TechForce Robotics (“TechForce” or the “Company”), today announced changes to its board of directors, executive leadership and the implementation of standing board committees. The actions were reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

These changes were made in furtherance of the Company’s listing application submitted to NASDAQ. The Company understands that there is no assurance that it will meet NASDAQ’s listing qualifications or that NASDAQ will even list the Company.

Effective Aug. 7, 2026, Lei Sonny Wang and Thomas Morse resigned from the board. Wang continues to serve as the Company’s Chief Revenue Officer. Neither resignation resulted from a disagreement with the Company. The board appointed Darren Kenney and Ronald J. Stauber as directors effective the same day. Kenney is an experienced CPA and licensed California real estate broker. Stauber is an attorney with experience in corporate governance, securities offerings, business combinations and financing.

Following these changes, the board consists of five directors. Based on the board’s independence and committee-eligibility determinations, three directors, Kenney, Stauber and Christopher Dieterich, are independent. The board also established three standing committees and adopted written charters:

●	Audit Committee: Darren Kenney (chair); Christopher Dieterich; and Ronald J. Stauber.
●	Compensation Committee: Christopher Dieterich (chair); and Ronald J. Stauber.
●	Nominating: Corporate Governance and Compliance Committee: Ronald J. Stauber (chair); and Christopher Dieterich.

Together with the board’s independent-director majority, these committee assignments meet the board and committee composition standards of the Nasdaq stock market.

On Aug. 10, 2026, the board appointed Yury Pyatigorsky as Chief Financial Officer. Jimmy Chan resigned from the Chief Financial Officer position and continues to serve as the Company’s Chief Executive Officer and Secretary.

Additional information is available in the Company’s Form 8-K and the committee charters posted on the Company’s corporate governance page.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is building an AI-powered enterprise robotics and automation platform focused on transforming how organizations automate physical operations. Through the development, acquisition, and commercialization of intelligent technologies, the Company is creating an integrated platform that combines autonomous robotics, artificial intelligence, software, and Robotics-as-a-Service (RaaS) to enable connected, intelligent workflows across commercial and industrial environments.

The Company’s strategy extends beyond individual robotic systems to developing the technology infrastructure that allows robots, AI, sensors, and enterprise software to operate as coordinated intelligent networks. By integrating hardware, software, and recurring service offerings, Nightfood seeks to accelerate enterprise adoption of autonomous automation while creating scalable, recurring revenue opportunities.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated uplisting to a national securities exchange, its ability to satisfy applicable listing requirements, and other future events and developments.

These forward-looking statements are based on management’s current expectations, estimates, projections, beliefs and assumptions. They are subject to significant risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Forward-looking statements are often identified by words such as “expects,” “anticipates,” “plans,” “projects,” “estimates,” “intends,” “believes,” “targets,” “may,” “could,” “would,” “will,” “should,” “potential” and similar expressions.

Factors that could cause actual results to differ materially include the Company’s ability to satisfy applicable initial listing requirements, obtain required approvals, complete any related corporate actions and address other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. There can be no assurance that the Company will successfully complete an uplisting to a national securities exchange.

Forward-looking statements contained in this press release speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations & Media Relations & Corporate Communications Contacts

For more information on Nightfood Holdings, Inc. (OTCQB: NGTF), please visit www.nightfoodholdings.com.

Investor Relations

ir@nightfoodholdings.com

Media Relations

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Corporate Communications

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